UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

Globix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14168	13-3781263

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York	10013

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 334-8500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

          On November 1, 2006, Globix Corporation, a Delaware corporation (“Globix”), completed the sale of its interests in Globix Hosting, LLC (“Globix Hosting”) for a purchase price of $20,000,000 in cash pursuant to a Purchase and Sale Agreement dated as of September 30, 2006 (the “Purchase Agreement”), among Globix Hosting, LLC (“Globix Hosting”), Globix, Quality Technology Services Holding, L.L.C. and Quality Investment Properties Tech Centre Holding, LLC. The transactions contemplated by the Purchase Agreement are referred to as the “Globix Hosting Sale.” $2 million of the purchase price is subject to escrow through May 31, 2007 to cover potential post-closing liabilities.

          As previously reported, on September 6, 2006, Globix sold its U.K.-based hosting business (“UK Hosting”) for $62,000,000 in cash and its New York City headquarters building for $51,837,500 in cash, after reducing the agreed $55 million fair market value of the property by $3,162,500 in partial satisfaction of amounts owed to the former owner of the property on account of the sale. As a result of these sales and the Globix Hosting Sale, Globix has disposed of substantially all of its hosting business, and the assets related to that business, except for the collocation provided by Neon Communications, Inc., a wholly owned subsidiary of Globix, which owns and operates a high bandwidth fiber optic network supplying transport services to carriers and enterprise customers in the twelve-state Northeast and mid-Atlantic market. The sale of the hosting assets has enabled Globix to repay substantially all of its long term debt and to retain additional cash proceeds for investment in its fiber optic network transport business, which is headquartered in Westborough, Massachusetts.

Item 8.01. Other Events

          On November 1, 2006, Globix prepaid $ 76,165,002 million in outstanding principal and accrued interest on its 11% senior notes due 2008, reflecting the full amount issued to noteholders. Globix continues to hold $3,158,437 in cash which may be payable pursuant to an escrow arrangement established in 2002. Globix is working with the trustee under the indenture governing the 11% senior notes to determine how to dispose of any obligations under this escrow.

          On October 20, 2006, Globix prepaid $ 5,025,000 million in outstanding principal and accrued interest on its 9% senior notes due 2008, reflecting the full amount issued to noteholders.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR
GLOBIX CORPORATION

          The unaudited pro forma consolidated financial information shown below is based on audited and unaudited historical financial statements of Globix. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the Globix Hosting Sale and related transactions consisting of the disposition of the 11% and 9% senior notes and the disposition of the UK Hosting business and 139 Centre Street.

          The unaudited pro forma consolidated statements are as follows:

•	An unaudited pro forma consolidated balance sheet as of June 30, 2006, giving effect to the dispositions as if they occurred on June 30, 2006.

•	An unaudited pro forma consolidated statement of operations for the nine months ended June 30, 2006, giving effect to the dispositions as if they occurred on October 1, 2005.

•	An unaudited pro forma consolidated statement of operations for the year ended September 30, 2005, giving effect to the dispositions as if they occurred on October 1, 2004.

          The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the Globix Hosting Sale. These pro forma adjustments have been made to illustrate the anticipated financial effect of the Globix Hosting Sale. The adjustments are based upon available information and assumptions that Globix believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Some decisions regarding the use of sale proceeds have not yet been made. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. These pro forma consolidated statements of operations do not include the anticipated net gain on disposition of $2.9 million. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of Globix included in our Annual Report on Form 10-K for the year ended September 30, 2005, and the unaudited financial statements filed in our Quarterly Report on Form 10-Q as of June 30, 2006 and for the nine months then ended.

          The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Globix Hosting Sale been completed as of the dates presented. The information is not representative of future results of operations or financial position.

Globix Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
(In thousands, except share data)
As of June 30, 2006

	As Reported 6/30/2006	Business Disposition (a)	Pro Forma Adjustments		Prior Pro Forma Adjustments (g)	Pro Forma 6/30/2006

Assets

Cash and cash equivalents	$6,027	$—	$18,147	b	$87,747
			(78,317)	c		33,604
Accounts receivable, net	12,043	(4,096)	—		(3,930)	4,017
Prepaid expenses and other current assets	5,657	(741)	—		(2,654)	2,262
Restricted cash	2,601	—	2,000	d	3,100	7,701

Total current assets	26,328	(4,837)	(58,170)		84,263	47,584

Investments, restricted	9,826	—	—		(2,305)	7,521
Property, plant and equipment, net	207,480	(16,787)	—		(64,582)	126,111
Intangible assets, net	8,959	(5,203)	—		—	3,756
Other assets	3,639	—	—		(270)	3,369

Total assets	$256,232	$(26,827)	$(58,170)		$17,106	$188,341

Liabilities and Stockholders’ Deficit

Capital lease and other obligations	$523	$(162)	$—		$(361)	$—
Accounts payable	11,868	(1,526)	—		(2,083)	8,259
Accrued liabilities	18,451	(5,066)	815	e	2,793	16,993
Current portion of deferred revenue	5,092	(402)	—		(2,097)	2,593

Total current liabilities	35,934	(7,156)	815		(1,748)	27,845

Capital lease obligations, net of current portion	94	(94)	—		—	—
Mortgage payable	18,993	—	—		(18,993)	—
11% Senior notes	74,875	—	(71,883)	c	—	2,992
9% Senior notes	5,000	—	(5,000)	c	—	—
Accrued interest - senior notes	1,489	—	(1,434)	c	—	55
Deferred revenue	14,576	(339)	—		—	14,237
Other long term liabilities	8,839	(2,844)	—		(3,860)	2,135

Total liabilities	159,800	(10,433)	(77,502)		(24,601)	47,264

Cumulative Convertible Preferred Stock	13,505	—	—		—	13,505

Stockholders’ deficit

Common stock	487	—			—	487
Additional paid-in capital	209,494	—			—	209,494
Accumulated other comprehensive income	5,862	—			(5,923)	(61)
Accumulated deficit	(132,916)	(16,394)	19,332	f	47,630	(82,348)

Total stockholders’ deficit	82,927	(16,394)	19,332		41,707	127,572

Total liabilities and stockholders’ deficit	$256,232	$(26,827)	$(58,170)		$17,106	$188,341

Globix Corporation and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Balance Sheet

a)	Reflects the balance sheet of the disposed Globix Hosting business as of June 30, 2006.

b)

Reflects cash proceeds totaling $18,147,000 consisting of $18,000,000 in purchase price and an estimated working capital adjustment of $147,000 received at the closing of the sale of the Globix Hosting business.

c)

Reflects cash payments required under the Globix Hosting sale to relieve Globix senior notes secured, in part, by the assets of Globix Hosting, LLC. These payments utilized, in part, cash received in other transactions which occurred subsequent to the reporting of the period ending June 30, 2006. (See previously filed 8-K’s dated September 12, 2006 and October 3, 2006)

d)	Cash amounting to $2,000,000, representing 10% of the purchase price, is being jointly held in escrow by the Seller and the Purchaser to indemnify against unrecorded liabilities.

e)	Estimated transaction and disposition expenses incurred after June 30, 2006 related to the sale of the Globix Hosting business.

f)	Cumulative impact of pro forma adjustments which result in a pro forma net gain on the sale of the Globix Hosting business of approximately $2.9 million.

g)	Reflects the pro forma adjustments associated with the disposition of UK Hosting business and 139 Centre Street. (See previously filed 8-K’s dated September 12, 2006 and October 3, 2006)

Globix Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
For the Nine Months Ended June 30, 2006
(Unaudited)

	As Reported	Business Disposition (a)	Prior Pro Forma Adjustments (b)	Pro Forma Adjusted

Revenue, Net	97,213	(28,745)	(19,838)	48,630

Operating Costs & Expenses:
Cost of Revenue (Excluding depreciation & Amortization)	53,546	(11,203)	(8,714)	33,629
Selling, General, and Administration	32,690	(14,124)	(5,741)	12,825
Depreciation & Amortization	18,046	(3,787)	(5,262)	8,997

Total Operating Cost & Expenses	104,282	(29,114)	(19,717)	55,451

Gain / (Loss) from Operations	(7,069)	369	(121)	(6,821)

Interest & Financing Expense	(7,719)	5,935	1,354	(430)
Interest Income / (Expense)	356	0	(114)	242
Other Income / (Expenses) Net	710	0	19	729
Gain (loss) on discharge of debt	0	0	0	0

Net Gain / (Loss)	(13,722)	6,304	1,138	(6,280)

Dividend & Accretion of Preferred Stock	499	0	0	499

Net Gain / (Loss) attributable to Common Stockholders	(14,221)	6,304	1,138	(6,779)

Weighted Avg Shares	48,678,296			48,678,296

Loss per share	(0.29)			(0.14)

Globix Corporation and Subsidiaries
Notes to Unaudited Pro Forma Statement of Operations

a)	Reflects the elimination of operating results of the Globix Hosting business for the nine months ended June 30, 2006.

b)	Reflects the elimination of operating results of the UK Hosting business and the disposition of 139 Centre Street for the nine months ended June 30, 2006.

Globix Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
For the Year Ended September 30, 2005

			Prior
		Business	Pro Forma
	As Reported	Disposition (a)	Adjustments (b)	Pro Forma Adjusted

Revenue, Net	95,683	(36,323)	(28,716)	30,644

Operating Costs & Expenses:
Cost of Revenue (Excluding depreciation & Amortization)	55,127	(14,451)	(14,248)	26,428
Selling, General, and Administration	37,981	(21,264)	(7,125)	9,592
Depreciation & Amortization	19,973	(6,982)	(6,915)	6,076

Total Operating Cost & Expenses	113,081	(42,697)	(28,288)	42,096

Gain / (Loss) from Operations	(17,398)	6,374	(428)	(11,452)

Interest & Financing Expense	(9,707)	7,620	1,861	(226)
Interest Income / (Expense)	480	0	(239)	241
Other Income / (Expenses) Net	(730)	0	49	(681)
Gain (loss) on discharge of debt	(3,182)	0	0	(3,182)

Net Gain / (Loss)	(30,537)	13,994	1,243	(15,300)

Dividend & Accretion of Preferred Stock	366	0	0	366

Net Gain / (Loss) attributable to Common Stockholders	(30,903)	13,994	1,243	(15,666)

Weighted Avg Shares	34,734,506			34,734,506

Loss per share	(0.89)			(0.45)

Globix Corporation and Subsidiaries
Notes to Unaudited Pro Forma Statement of Operations

a)	Reflects the elimination of operating results of the Globix Hosting business for the year ended September 30, 2005.

b)	Reflects the elimination of operating results of the UK Hosting business and the disposition of 139 Centre Street for the year ended September 30, 2005.

(d)	Exhibits

10.1

Purchase Agreement, dated as of September 30, 2006 among Globix Corporation, a Delaware corporation (“Globix”),Globix Hosting, LLC (“Globix Hosting”), Globix, Quality Technology Services Holding, L.L.C. (“Purchaser”) and Quality Investment Properties Tech Centre Holding, LLC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Globix Corporation filed on October 6, 2006).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBIX CORPORATION

Date: November 7, 2006	By:	/s/ Eric J. Sandman

Name: Eric J. Sandman
Title: Senior Vice President, Finance and Corporate Development
(Principal Financial and Accounting Officer)